UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 23, 2008

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On September 23, 2008, Becton, Dickinson and Company (“BD”) amended its Performance Incentive Plan (“PIP”) to incorporate the terms of BD’s Policy Regarding the Recovery of Compensation (the “Policy”). The Policy provides for, among other things, the recovery of PIP awards from members of the BD Leadership Team in instances where BD’s financial statements are required to be restated as a result of misconduct. The Policy can be found on BD’s website at www.bd.com/investors/corporate_governance/.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          Article II, Section 2. D. of BD’s By-Laws has been amended, effective September 23, 2008, to make certain clarifying changes and to require that a shareholder proposing any nomination for director or business to be transacted at an annual shareholder meeting disclose to BD certain information designed to ascertain the nature and extent of the shareholder’s economic and voting interest in BD.

Item 9.01		Financial Statements and Exhibits.

3.1		By-laws, as amended and restated as of September 23, 2008

10	(c)	Performance Incentive Plan, as amended and restated as of September 23, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: September 26, 2008

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

3.1	By-laws, as amended and restated as of September 23, 2008

10(c)	Performance Incentive Plan, as amended and restated as of September 23, 2008